                                                                   EXHIBIT 25.1

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                              _________________________

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              _________________________

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) / /

                              _________________________

                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                 (Exact name of trustee as specified in its charter)

                                                 95-4311476
                                             (I.R.S. employer
                                             identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                         90071
(Address of principal                                  (Zip Code)
executive offices)
                                      DWIGHT LIU
                         515 South Flower Street, Suite 2700
                            Los Angeles, California 90071
                                    (213) 861-5000

   (Name, address, including zip code and telephone number of agent for service)
                             ____________________________

                                Accuride Corporation
                 (Exact name of obligor as specified in its charter)

       DELAWARE                                        61-1109077
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                  2315 Adams Lane
                                Henderson, KY  42420
                   (Address of principal chief executive offices)


     GENERAL


1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 -   Included in Exhibit T-1.1

     T-1.3 -   Included in Exhibit T-1.1

     T-1.4 -   A copy of the By-Laws of U.S. Trust Company of California, N.A.,
as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 -   The consent of the trustee required by Section 321(b) of the
Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 -   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 30, 1998 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 30th day of May, 1998.

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                     Trustee



                      By: /s/ Sandree' Parks
                          --------------------------------
                          Sandee' Parks
                          Authorized Signatory

U.S. Trust Company of California, N.A.           Call Date:    12/31/97
515 South Flower Street, Suite 2700              Vendor ID:           D
Los Angeles, CA 90071                            Transit #:    12204024

ST-BK:   06-0784     FFIEC 033
Cert#:   33332       Page RC-1

                           9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                           C200

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from schedule RC-A)..                         RCON
     a. Noninterest-bearing balances and currency and coin (1)................                         0081       7,614    1.a
     b. Interest bearing balances (2).........................................                         0071         239    1.b
2.   Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)............                         1754           0    2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..........                         1773     178,381    2.b
3.   Federal funds sold and securities purchased under agreements to resell...                         1350      60,000    3.
4.   Loans and lease financing receivables:                                       RCON
     a. Loans and leases, net of unearned income (from Schedule RC-C).........    2122      55706                          4.a
     b. LESS: Allowance for loan and lease losses.............................    3123      1,000                          4.b
     c. LESS: Allocated transfer risk reserve.................................    3128          0                          4.c
     d. Loans and leases, net of unearned income, allowance, and reserve                               RCON      54,706
        (item 4.a minus 4.b and 4.c)..........................................                         2125                4.d
5.   Trading assets...........................................................                         3545           0    5.
6.   Premises and fixed assets (including capitalized leases).................                         2145       6,801    6.
7.   Other real estate owned (from Schedule RC-M).............................                         2150           0    7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).....................................................                         2130           0    8.
9.   Customers' liability to this bank on acceptances outstanding.............                         2155           0    9.
10.  Intangible assets (from Schedule RC-M)...................................                         2143       2,380    10.
11.  Other assets (from Schedule RC-F)........................................                         2160       5,307    11.
12.  Total assets (sum of items 1 through 11).................................                         2170     315,428    12.

----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


U.S. Trust Company of California, N.A.           Call Date:    12/31/97       ST-BK:   06-0784     FFIEC 033
515 South Flower Street, Suite 2700              Vendor ID:           D       Cert #:  33332       Page RC-2
Los Angeles, CA 90071                            Transit #:    12204024
                                                                                                                     ---------
                                                                                                                         10
                                                                                                                     ---------



Schedule RC -- Continued

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits
     a. In domestic offices (sum of totals of                                                          RCON
        columns A and C from Schedule RC-E)...................................                         2200     277,226    13.a.
                                                                                  RCON
        (1) Noninterest-bearing (1)...........................................    6631       33,806                        13.a.1
        (2) Interest-bearing..................................................    6636      243,420
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (1) Noninterest-bearing ..............................................
        (2) Interest-bearing..................................................
14.  Federal funds purchased(2) and securities sold under agreements to
     repurchase:                                                                                       RCON          0     14
                                                                                                       2800
15.  a. Demand notes issued to the U.S. Treasury..............................                         2840          0     15.a
     b. Trading liabilities...................................................                         3548          0     15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less.........................                         2332          0     16.a
     b. With a remaining maturity of more than one year through three years...                         A547          0     16.b
     c. With a remaining maturity of more than three years....................                         A548          0     16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.................                         2920          0     18.
19.  Subordinated notes and debentures........................................                         3200          0     19.
20.  Other liabilities (from Schedule RC-G)...................................                         2930      8,609     20.
21.  Total liabilities (sum of items 13 through 20)...........................                         2948    285,835     21.
22.  Not applicable...........................................................

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............................                         3838       5,000    23.
24.  Common stock.............................................................                         3230       2,000    24.
25.  Surplus (exclude all surplus related to preferred stock).................                         3839      12,745    25.
26.  a. Undivided profits and capital reserves................................                         3632       8,609    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities............................................................                         8434       1,239    26.b
27.  Cumulative foreign currency translation adjustments......................
28.  a. Total equity capital (sum of items 23 through 27).....................                         3210      29,593    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)............                         3300     315,428    29.

Memorandum
  To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external          RCON
     auditors as of any date during 1996..........................................................   6724      N/A       M.1

1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by                       external auditors (may be required by state
    certified public accounting firm which submits a                    chartering authority)
    report on the bank                                              5 = Review of the bank's financial statements by external
2 = Independent audit of the bank's parent holding                      auditors
    company conducted in accordance with generally                  6 = Compilation of the bank's financial statements by
    accepted auditing standards by a certified public                   external auditors
    accounting firm which submits a report on the                   7 = Other audit procedures (excluding tax preparation
    consolidated holding company (but not on the bank                   work)
    separately)                                                     8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be
    required by state chartering authority)

----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.